Exhibit 99.2

Avnet Acquires Taiwanese Semiconductor Distributor Prospect Technology

Increasing its Technical Expertise in Asia

Phoenix, Ariz., August 1, 2011 – Avnet, Inc. (NYSE:AVT) announced today that it has acquired Prospect Technology Corp. (Prospect Technology), an electronic components distributor with operations in Taiwan. Prospect Technology provides technical support, module solutions and circuit design support to help customers expedite product development. Prospect Technology generated revenue of approximately US$157 million during the 2010 calendar year.

Harley Feldberg, president, Avnet Electronics Marketing Global, commented, “The combination of Prospect Technology’s technical expertise and Avnet’s scale and scope gives us a strong competitive advantage as we continue to grow profitably in Asia. This transaction complements our organic growth initiatives by expanding our value proposition to our customers through enhanced design capabilities and technical expertise while reinforcing our critical role in supply chain services.”

Founded in 1985, Prospect Technology has approximately 70 employees, serving a broad base of customers in Taiwan and China. Prospect Technology has differentiated itself in the market by building a strong engineering team, with a specific focus on battery and power management, and leveraging that strength and expertise to build strong customer relationships. Prospect Technology’s line card includes Texas Instruments, LSI and Nuvoton, among others. This acquisition is expected to be immediately accretive to earnings and achieve Avnet’s return on capital goal of 12.5%.

Stephen Wong, president of Avnet Electronics Marketing, Asia, commented, “Prospect Technology is a well respected distributor in this region and brings strong technical skills in battery and power management. The addition of Prospect Technology’s talented employees, combined with the strength of our existing team, increases our value to customers enabling us to capitalize on this large and fast growing market.”

Forward Looking Statements
This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on management’s current expectations and are subject to uncertainty and changes in facts and circumstances. The forward-looking statements herein include statements addressing future financial and operating results of Avnet and may include words such as “will,” “anticipate,” “expect,” believe,” “intend,” and “should,” and other words and terms of similar meaning in connection with any discussions of future operating or financial performance or business prospects. Actual results may vary materially from the expectations contained in the forward-looking statements.

The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the Company’s ability to retain and grow market share and to generate additional cash flow, risks associated with any acquisition or disposition activities, the successful integration of acquired companies, any significant and unanticipated sales decline, changes in business conditions and the economy in general, changes in market demand and pricing pressures, any material changes in the allocation of product or product rebates by suppliers, allocations of products by suppliers, other competitive and/or regulatory factors affecting the businesses of Avnet generally.

More detailed information about these and other factors is set forth in Avnet’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K, Form 10-Q and Form 8-K. Avnet is under no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

About Avnet
Avnet, Inc. (NYSE:AVT), a Fortune 500 Company, is one of the largest distributors of electronic components, computer products and embedded technology serving customers in more than 70 countries worldwide. Avnet accelerates its partners’ success by connecting the world’s leading technology suppliers with a broad base of more than 100,000 customers by providing cost-effective, value-added services and solutions. For the fiscal year ended July 3, 2010, Avnet generated revenue of $19.16 billion. For more information, visit www.avnet.com. (AVT—IR)

Visit Avnet’s Investor Relations Website at www.ir.avnet.com or contact us at investorrelations@avnet.com.

For more information, please contact:

Public Relations
Michelle Gorel, +1 480-643-7653
Vice President, Public Relations
michelle.gorel@avnet.com

Investor Relations
Vincent Keenan, +1 480-643-7053
Vice President, Investor Relations
Vincent.keenan@avnet.com